Exhibit 23.2 Consent of Independent Accountants
                             (Deloitte & Touche LLP)




                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of ACE Securities Corp., dated August 6, 1999, of our report dated August 6, 1999 and contained in Registration Statement No. 333-56213 of ACE Securities Corp. on Form 424-B under the Securities Act of 1933 insofar as such report relates to the balance sheet of ACE Securities Corp.





/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP
New York, New York
August 12, 1999